Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement (No.333-250986) on Form F-4 of 4D pharma plc of our report dated November 25, 2020, relating to the consolidated financial statements of 4D pharma plc, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Proxy Statement/Prospectus.

/s/ RSM US LLP

Boston, MA

January 7, 2021

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